EXHIBIT 10.2 EMPLOYMENT AGREEMENT BETWEEN Harrison Digicom AND DONALD MILLER

THIS AGREEMENT, dated as of October 16, 1998, is entered into between Harrison Digicom, Inc.. whose address is 305 Cadillac Suite 0-205A, Costa Mesa, CA 92626, hereinafter ("Company"), and Donald Miller, whose address is 251 Eleventh Avenue South, Naples FL 34102 hereinafter ("Executive").

1.Employment
(a) Company hereby employs Executive to serve as Chairman of Harrison Digicom, and to perform, subject to the overriding directions and authority of the board of trustee(s) of Harrison Digicom, the duties and responsibilities commensurate with such position such employment shall be for the period commencing on October 16, 1998, (the "Commencement Date"), and ending five years from the Commencement Date (the "Term") (each year of which Term shall be referred to hereinafter as a "Term Year"), unless such employment is sooner terminated as provided in this Agreement. This Executive shall also retain a permanent position as a Director of Harrison Digicom during the life of this agreement.

(b) Executive hereby accepts employment under this Agreement and agrees to devote Executive's best efforts and his full time and attention to the business and affairs of Company, as such business and affairs now exist and as they may be hereafter changed or augmented, under and pursuant to the general direction of the Board of directors of Harrison Digicom (the "Board"). Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which Executive is employed thereunder and of the place or places at which such services shall be tendered.

2.  Compensation
Executive shall be paid at the yearly rate of $150,000 (US Dollars), payable at semimonthly intervals during the term of employment and shall be reviewed annually. Executive shall, in addition to his annual salary, be entitled to an annual bonus as awarded by the Board of Directors. Bonus shall be based on the performance of company before taxes and extraordinary items. Executive shall be awarded 85% of base salary as a annual bonus, based on performance of company as per approved plan as directed by the Board of Directors. Such bonus shall be paid within 90 days after the expiration of each Term Year. Bonus may be award as cash payment or stock or any combination thereof. Executive shall further be entitled to stock options of 500,000 shares at a purchase price that shall be the maximum discounted permitted as per the SEC requirements as per the executed date of this agreement. One fifth (1/5) of such awards shall be awarded at the signing of this agreement and on the Commencement Date of each anniversary for this contract duration and all shall be exercisable for a period of five years thereafter.

(a)  Reimbursements.
Executive, shall be entitled to reimbursement for reasonable travel and other business expenses incurred by Executive in the performance of his duties under this Agreement in accordance with the general policy of Company, as it may change from time to time.

(b)Withholding.
Company shall be entitled to withhold from any compensation thereunder such amounts on account of payroll taxes, income taxes and other similar matters as are require to be withheld by applicable law.

(c) Insurance.
Company may, at its discretion, secure at its own expense a "key-man" insurance policy upon the life of Executive, payable to Company in he event of Executive's death. Executive agrees that any such insurance policy shall be for Company's benefit only, and acknowledges that no person claiming by or
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through Executive shall have any right to the proceeds of such insurance policy. Executive agrees to execute all documents and take all acts reasonably requested by Company to secure and enjoy the benefits of such insurance policy.

(d)  Vacation.
Executive shall be entitled to four (4) weeks vacation per calendar year.

(e) Benefit Plans.
Executive and designated dependents shall be entitled to participate in Harrison Digicom's health insurance, and life insurance plans and other benefit plans as may from time to time be adopted for similarly situated employees of company during the course of his employment. The amount and extent of benefits to which executive is entitled shall be governed by Harrison Digicom's specific benefit plan and any amendments thereto. Nothing in this Agreement shall preclude Company or any affiliate of Company from terminating or amending any employee benefit plan or program at any time or from time to time.

3.  Confidentiality
(a) The Executive acknowledges that in the course of his employment he will acquire information about certain matters and things which are confidential to Harrison Digicom and which information is the exclusive property of Harrison Digicom. Further, the Executive acknowledges that Harrison Digicom's business depends significantly upon the maintenance of trade secrets, technical innovations and other confidential proprietary information that Harrison Digicom has developed at great expense. The Executive further acknowledges that Harrison Digicom has developed a close and valuable relationship with many of its customers and suppliers.

(b) Harrison Digicom acknowledges that in the course of Executives employment they will acquire information about certain matters and things which are confidential to the Executive and which information is the exclusive property of the Executive. Further, Harrison Digicom acknowledges that the Executive's relationships are confidential proprietary information that the Executive has developed at great expense. Harrison Digicom further acknowledges that the Executive has developed a close and valuable relationship with many other key executives and they shall remain the confidential property of the Executive.

(c) In partial consideration for the Executive's employment hereunder, the Executive and Company in considering those matters set out in subparagraph (a) hereof, covenants and agrees that he will not, at any time during the term of his employment by Harrison Digicom and for a period of two (2) yews thereafter, reveal, divulge or make known to any person or entity other than Harrison Digicom and its duly authorized employees) or make use of for his own or any other's benefit, Harrison Digicom's list of customers and suppliers or its trade secrets, production processes and materials, formulae, research techniques or accomplishments, markets or marketing plans, present and future, technical and business information relating to Harrison Digicom's services or products, research and development, potential business ventures, or his knowledge of any of the other business or financial affairs of Harrison Digicom, or any other information regarded by Harrison Digicom as confidential, which during this employment pursuant hereto is made known to the Executive (the "Confidential Information"). For greater certainty, Executive and Company shall maintain in confidence and will not disclose or use, without the prior express written consent of Executive or Company, any Confidential Information whether or not it is in written or permanent form, except to the extent required to perform duties on behalf of Company in Executive's capacity as an employee. Confidential Information includes, without limitation, any information, not generally known in the relevant trade or industry, which was obtained from Company, or any of its affiliates, or which was, discovered, developed, conceived, originated or prepared by Executive in the scope of his employment. Upon termination of Executive's employment or at the request of Company before termination, Executive will deliver to Company all written and tangible material in his possession incorporating Confidential Information or otherwise relating to Company's business. These obligations with respect to Confidential Information extend to information belonging to customers and suppliers of Company who may have disclosed such information to Executive as the result of his status as an employee of Harrison Digicom.

4.  Executive's Business Activities.
(a) Executive shall devote such professional time, attention and energy as required by the business and affairs of Company, as its business and affairs now exist and as they hereafter may be changed. Executive shall not, during the term of this agreement, engage in any other business activity in the related industry without disclosure.

(b) Executive agrees that, at no time during the term of his employment with Harrison Digicom he will not (without the prior written consent of Harrison Digicom) directly or indirectly, in any manner whatsoever, including, without limitation, enter into the employment of or render services to or either individually or in partnership or jointly or in conjunction with any other Person, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in the same or substantially similar business which may be carried on by Harrison Digicom or any business competitive with the business now carried on by Harrison Digicom (a "Competitive Business,"), or be concerned with or interested in or lend money to, guarantee the debt or obligations of or permit his name or any part thereof to be used by any person, persons, firm, association, syndicates company Or corporation engaged or concerned with or interest in a Competitive Business. Harrison Digicom does acknowledge that his relationships that are disclosed in the agreement are exempt for this article.

5. Interference with Company's Business
(a) During the term hereof, or at any time thereafter, Executive shall riot, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed (whether as a consultant, employee, agent or otherwise) by Company in a Competitive Business of Harrison Digicom.

(b) Executive will not at any time during the term of his employment with Harrison Digicom or at any time thereafter for himself, or on behalf of any other Person, divulge any name or names of any or all of the customers of Harrison Digicom or knowing solicit, interfere with or attempt to entice away from Harrison Digicom in any manner whatsoever, any customer or supplier or any Person in the habit of dealing with Harrison Digicom or known by him to be about to deal with Harrison Digicom.

6. Termination of Employment by Company.
(a) Notwithstanding anything here into the contrary, Company may terminate Executive's employment hereunder for cause at any time. Sufficient "cause" for termination of Executive's employment hereunder shall include, but is not limited to Executive's violation of any provision of this Agreement, Executive's conviction for any criminal violation other than minor traffic violations, or in the event Executive is guilty of misconduct or neglect or dereliction of his duties hereunder, or for any course which would entitle Company at law to terminate the employment of Executive. Upon said termination, Company shall be under no obligation to Executive, except to pay Executive's accrued salary and stock to the date of termination, plus one year of salary. Upon said termination, Company shall be under no further obligation to the Executive, except for the obligations set forth in Paragraphs 3, 4 and 5 hereof.

(b) Notwithstanding anything herein to the contrary, Executive may terminate his employment hereunder at any time in the event that Harrison Digicom violates any provision of this Agreement, Upon said termination, Executive shall be under no further obligation to Harrison Digicom, except for the obligations set forth in Paragraphs 3, 4 and 5 hereof.

7.  Disability
If Executive shall be prevented during the period of employment hereunder from properly performing services hereunder by reason of illness or other physical or mental incapacity for a period of more than 30 consecutive days in any 60 day period, then Executive's salary shall be paid up through the last day of the year in which the thirtieth (30th) consecutive day of incapacity occurs, and thereafter Company's obligations hereunder shall cease and terminate. If Executive becomes disabled and unable to perform the Executive's duties during the term of this Agreement, Executive will be eligible to participate in the disability plans or programs applicable to employees of Company, if any.

8.  Death of Executive
(a) In the event of the death of Executive during the period of his employment hereunder, Executive's shall be paid up through the end of this contact in the 30 days in which the date of death occurs, and thereafter Company's obligations hereunder shall cease and terminate. Executive's heirs or personal representatives shall perform Executive's obligations under Section 3 of this Agreement to return the materials therein described by Company upon Company's request.

(b) Notwithstanding Subparagraph (a), in the event of the accidental death of the Executive while traveling on behalf of Harrison Digicom and while in the performance of his duties on behalf of Harrison Digicom, the heirs or personal representatives of the Executive shall be entitled to receive, as a lump sum payment of, the balance of the salary and stock then owing to the Executive for the balance of the Term.

9.  Assignment and Transfer
(a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer, or delegation thereof shall be void.

(b) This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

10.  Obligations Surviving Expiration or Termination
Executive's and Company's obligations under Section 3, relating to proprietary information, and Sections 4 and 5 shall survive expiration or termination of this Agreement and termination of employment hereunder for any reason. All such obligations shall be binding upon Executive's heirs and personal representatives and shall inure to the benefit of Company's successors and assigns.

11.  No Inconsistent Obligations
Executive represents and warrants that there exist no obligations, legal of otherwise, inconsistent with the terms of this Agreement or with Executive undertaking employment with Company. Executive will not disclose to Company, or use, or induce Company to use, any proprietary information or trade secrets of others.

12.  Obligations of or to Other Entities: Indemnification.
Executive represents and warrants that there exist no obligations or liabilities of or claims against, and that Executive has no obligations of any kind to, any corporation, partnership or other business entity, of which Executive is or was a principal shareholder, partner or principal owner, other than those which have been disclosed in writing to Company.

13. Notwithstanding anything to the contrary herein, in the event there is a change of control of Harrison Digicom prior to the expiration of the Term, the Executive shall be entitled, by ninety (90) days' notice in writing given to Harrison Digicom within thirty (30) days following the aforementioned change of control, to terminate his employment with Harrison Digicom. In the event of such termination, the Executive shall be entitled to receive, as at the date of such termination, a lump sum payment equal to the balance of the salary then owing to the Executive for the remainder of the Term. In addition, at the date of such termination, all options granted to the Executive pursuant to Paragraph 2 that have not then vested in the Executive shall be deemed to have been vested and to be immediately exercisable by the Executive. If Executive
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has any stock of any class, restricted and non restricted it shall be deemed to have been vested and to be immediately exercisable by the Executive. As used herein, "change of control" means any change of responsibility or position that is not preapprove by the Executive in writing.

14.  Miscellaneous
(a) Legal Fees.
Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation or arbitration to enforce this Agreement, the party or parties prevailing In such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable legal fees and costs in such litigation or arbitration from the party or parties against whom enforcement was sought.

(b)  Governing Law.
This Agreement shall be governed by and construed according to the laws of the United States and shall be treated as an Nevada contract.

(c)  Entire Agreement.
This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.

(d)  Amendments.
This Agreement may be amended only by a writing signed by Executive and by a representative of Company duly authorized.

(e)  Severability.
If any term, provision, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f)  Construction.
The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against Company or Executive. "Person" or "persons" shall mean any person, firm, partnership, trust, government, corporation or other legal entity, including any combination of them.

(g)  Rights Cumulative.
The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h)  No waiver.
No failure or neglect or either party hereto to any instance to exercise any right, power, or privilege hereunder or under law shall constitute a waiver of any other right, power, or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of Company, by an officer of Company (other than executive ) or other person duly authorized by Company.

(i)  Remedy for Breach.
The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties
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hereto agree that Company shall be entitled to injunctive relief against
Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to Company under this Agreement or under law.

(j)Notices.
Any notice, request, consent, or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by carried or registered mail, with postage prepaid, to Executive's residence (as noted in Company's records), or to Company's principal office, as the case may be.

(k)Assistance in Litigation.
Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to Harrison Digicom as any reasonably be required by Harrison Digicom in connection with any litigation in which it or any of its subsidiaries or affiliates is, or any become, a party.

(1)Advice  of  Counsel.
Executive acknowledges that he has had the opportunity to consult legal counsel of his choice with regard to this agreement, that he has read any understood his agreement, and that he is fully aware of its legal effect and that he has entered into it freely and voluntarily and based on his own judgment, with advice of counsel, and not based on any representations or promises by Company, or third parties, other than those contained in this agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

EXECUTIVE

/S/DONALD L. MILLER
Donald L. Miller

Company ( Harrison Digicom, Inc.)

/s/JOHN W. BUSH
Director